Exhibit (14)(h)

CONSENT OF RBC CAPITAL MARKETS, LLC

The Independent Directors of The Board of Directors of FS KKR Capital Corp.

c/o FS KKR Capital Corp.

201 Rouse Boulevard

Philadelphia, PA 19112

The Independent Directors of The Board of Directors:

We understand that FS KKR Capital Corp. (the “Company”) has determined to include our opinion letter (the “Opinion”), dated November 19, 2020 to the Independent Directors of the Board of Directors of the Company in the Pre-Effective Amendment No. 1 to the Registration Statement (File No. 333-251667) on Form N-14 (as amended, the “Registration Statement”) of the Company solely because such Opinion is included in the joint proxy statement/prospectus of the Company and FS KKR Capital Corp. II (“FSKR”), which forms a part of the Registration Statement to be delivered to the Company’s shareholders in connection with the proposed merger involving the Company, FSKR and Rocky Merger Sub, Inc., a wholly owned direct subsidiary of the Company.

In connection therewith, we hereby consent to the inclusion of our Opinion as Annex B thereto, and references thereto under the headings “Questions and Answers About the Special Meetings and the Merger”; “Summary—Reasons for the Merger”; “Summary—Opinion of the Financial Advisor to FSK”; “The Merger—Background of the Merger”; “The Merger—Reasons for the Merger”; “The Merger—Opinion of FSK’s Financial Advisor”; and “The Merger—Financial Forecasts and Estimates” in the joint proxy statement/prospectus which form a part of the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ RBC Capital Markets, LLC

RBC CAPITAL MARKETS, LLC

February 25, 2021